                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

/X/  Filed by the Registrant
/ /  Filed by a party other than the Registrant

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e) (2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             FPA CAPITAL FUND, INC.
          ------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required (no preliminary filing was required)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                             FPA CAPITAL FUND, INC.

     11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON MONDAY, DECEMBER 20, 1999

     A special meeting of shareholders of FPA Capital Fund, Inc. ("Fund") will be held in the Board Room, Twelfth Floor, at the offices of First Pacific Advisors, Inc., the Fund's investment adviser ("Adviser"), 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, on Monday, December 20, 1999, at 1:30 P.M. Pacific Time, to consider and vote on the following matters:

     1.   Election of the Board of Directors (Five Directors);

     2.   Continuation of the Investment Advisory Agreement;

     3. Ratification or rejection of the selection of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending
          March 31, 2000; and

     4. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     You are entitled to vote if you held shares of the Fund as of October 29, 1999.


                                        By Order of the Board of Directors


                                        SHERRY SASAKI
                                        Secretary
November 18, 1999

--------------------------------------------------------------------------------

IT IS REQUESTED THAT YOU PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THUS ENABLING THE FUND TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

--------------------------------------------------------------------------------

                             FPA CAPITAL FUND, INC.
     11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064
                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of the Fund in connection with a special meeting of shareholders to be held on Monday, December 20, 1999. Any shareholder executing a proxy has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Fund. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of the Adviser, or Boston Financial Data Services, Inc., the Fund's Shareholder Servicing Agent. No specially engaged employees or paid solicitors will be used for such purpose. The cost of solicitation of proxies will be borne by the Fund, which will reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. This Proxy Statement was first mailed to shareholders on or about November 18, 1999. You may obtain a copy of the Fund's most recent annual report, and of any succeeding semi-annual report, without charge, by writing to the Secretary of the Fund at the above address, or by telephoning (800) 982-4372.

     On October 29, 1999 (record date for determining shareholders entitled to notice of and to vote at the meeting), there were outstanding 16,390,826 shares of Common Stock, $0.01 par value. Each share is entitled to one vote.

     On October 29, 1999, no person is known by management to own beneficially as much as 5% of the outstanding shares of the Fund, except Merrill Lynch, Pierce, Fenner & Smith, Inc., for the sole benefit of its customers, Attention:
Fund Administration 97224, 4800 Deer Lake Drive, East Floor 2, Jacksonville, Florida 32246-6484, which held 902,286 shares (5.50%).

     Signed but unmarked proxies will be voted for the directors nominated below and in favor of all proposals. Shareholders who return proxies marked as abstaining from voting on one or more proposals are treated as being present at the meeting for purposes of obtaining the quorum necessary to hold the meeting, but are not counted as part of the vote necessary to approve the proposal(s). If brokers holding shares for their customers in so-called "Street Name" report that they have not received instructions and are not authorized to vote without instruction, those shares will be treated the same as abstentions.

                      1. ELECTION OF THE BOARD OF DIRECTORS

     Five directors are to be elected at the meeting, each to hold office until the next meeting of shareholders and until a successor is elected and qualified. The five nominees receiving the highest number of votes will be elected.

     Because we do not expect meetings of shareholders to be held each year, the directors' terms will be indefinite in length. Two of the nominees for director, DeWayne W. Moore and Lawrence J. Sheehan, were elected by shareholders at their last meeting on October 19, 1993. Willard H. Altman, Jr. was elected by directors in 1998. Alfred E. Osborne, Jr. and Julio J. de Puzo, Jr. have been nominated for election at this meeting. The table below sets forth certain information regarding the nominees.

                                              PRINCIPAL OCCUPATION DURING
     NAME AND POSITION                              PAST FIVE YEARS                              DIRECTOR
       WITH THE FUND                    AND DIRECTORSHIP OF PUBLIC COMPANIES               AGE    SINCE
---------------------------    ---------------------------------------------------------   ---   --------
Willard H. Altman, Jr.         Retired.  Formerly, until 1995, Partner of Ernst & Young     64     1998
(Director)(1)                  LLP, independent auditors for the Fund.  Vice President
                               of Evangelical Council for Financial Accountability,
                               an accreditation organization for Christian
                               non-profit entities. Director of FPA New Income,
                               Inc., of FPA Perennial Fund, Inc., of Source Capital,
                               Inc. (2), and of Current Income Shares, Inc., a
                               closed-end investment company not advised by the
                               Adviser.

DeWayne W. Moore               Retired.  Formerly Senior Vice President, Chief              85     1980
(Director)(1)                  Financial Officer and director of Guy F. Atkinson
                               Company of California (construction).  Director of FPA
                               New Income, Inc. (2).

Alfred E. Osborne, Jr.         Director of the Harold Price Center for Entrepreneurial      55     ----
(Nominee)                      Studies and Associate Professor of Business Economics at
                               The John E. Anderson Graduate School of Management at
                               UCLA. Dr. Osborne has been at UCLA since 1972.
                               Director of the Times Mirror Company, of K2 Inc., of
                               Nordstrom, Inc., and of E+ Capital Corporation, a
                               privately held company which operates a venture
                               capital fund and owns Wedbush Morgan Securities, Inc.,
                               a broker-dealer. Independent general partner of
                               Technology Funding Venture Partners V L.P., a business
                               development company. Trustee of the WM Group of Funds
                               and of the World Wide Index Funds, mutual fund
                               complexes not advised by the Adviser. Nominee for
                               director of FPA New Income, Inc. (2).


                                              PRINCIPAL OCCUPATION DURING
     NAME AND POSITION                              PAST FIVE YEARS                              DIRECTOR
       WITH THE FUND                    AND DIRECTORSHIP OF PUBLIC COMPANIES               AGE    SINCE
---------------------------    ---------------------------------------------------------   ---   --------
Julio J. de Puzo, Jr.*         Director (since October 1995), Principal and Chief           45     ----
(Nominee and Executive         Executive Officer of the Adviser since March 1996; and
 Vice President)               President and Chief Executive Officer (since January
                               1997), and director for more than the past five years of
                               FPA Fund Distributors, Inc. ("Distributor").  President
                               and director of Source Capital, Inc.; Executive Vice
                               President and director of FPA Paramount Fund, Inc. and
                               of FPA Perennial Fund, Inc.; and Executive Vice
                               President of FPA New Income, Inc. (2).  Nominee for
                               director of FPA New Income, Inc.  Executive Vice
                               President and Chief Administrative Officer from October
                               1995 to March 1996, Chief Financial Officer and
                               Treasurer from June 1991 to March 1996, Senior Vice
                               President from February 1993 to October 1995, of the
                               Adviser.
                                                                                            67     1991
Lawrence J. Sheehan**          Of counsel to, and Partner (1969 to 1994) of, the law
(Director)(1)                  firm of O'Melveny & Myers LLP, legal counsel to the
                               Fund. Director of FPA New Income, Inc., of FPA
                               Perennial Fund, Inc., of Source Capital, Inc. (2) and of
                               TCW Convertible Securities Fund, Inc., a closed-end
                               investment company not advised by the Adviser. Trustee
                               of the World Wide Index Funds, a mutual fund complex not
                               advised by the Adviser.

-------------------------
* If elected, a director who is an interested person of the Fund and of the Adviser as defined in the Investment Company Act of 1940 ("Act") by virtue of being an officer of the Fund and of the Adviser.
** Director who is an interested person of the Fund as defined in the Act by virtue of being affiliated with legal counsel to the Fund.
(1) Member of the Audit Committee and of the Corporate Responsibility Committee of the Board of Directors.
(2) FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., and Source Capital, Inc. are other investment companies advised by the Adviser ("FPA Fund Complex"). See "Information Concerning the Adviser" herein.

     As of October 29, 1999, the following directors and nominees owned shares of the Fund, including shares held in the name of a spouse and trust accounts:
Mr. Altman owned 474 shares; Mr. Moore owned no shares; Mr. Osborne owned no shares; Mr. de Puzo owned 3,470 shares; and Mr. Sheehan owned 3,468 shares. On the same date, all officers and directors of the Fund as a group owned of record and beneficially less than 1% of the Fund's shares.

     All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote the signed but unmarked proxies and those marked for the nominated directors for such other nominee as the Board of Directors may designate.

     The Board of Directors has designated the three members identified by footnote (1) to the preceding table as the Audit Committee of the Board. The Committee makes recommendations to the Board of Directors concerning the selection of the Fund's independent auditors and reviews with such auditors the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls, and compliance by the Fund with the accounting, recording and financial reporting requirements of the Act. The Audit Committee met four times during the last fiscal year.

     The Board of Directors has designated the three members identified by footnote (1) to the preceding table as the Corporate Responsibility Committee. The Committee recommends to the full Board of Directors nominees for election as directors of the Fund to fill vacancies on the Board, when and as they occur. While the Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. The determination of nominees recommended by the Committee is within the sole discretion of the Committee and the final selection of management nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The Corporate Responsibility Committee met twice during the last fiscal year.

     During the fiscal year ended March 31, 1999, the Board of Directors held four meetings. Each director attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which they served.

     During the fiscal year ended March 31, 1999, the Fund did not pay any salaries directly to officers but paid an investment advisory fee to the Adviser as described herein. The following information relates to director compensation. Each director who was not an interested person of the Adviser was compensated by the Fund at the rate of $6,000 per year plus a fee of $1,000 per day for each Board of Directors meeting attended. The directors who were not interested persons of the Adviser received total directors' fees of $36,500 for such year. Each such director is also reimbursed for out-of-pocket expenses incurred as a director. During the year, the Fund incurred legal fees of $18,541, to the law firm of O'Melveny & Myers LLP, with which Mr. Sheehan is affiliated.

                                                                       Total Compensation*
                                       Aggregate Compensation*      from the FPA Fund Complex
          Name of Directors                from the Fund                including the Fund
     ---------------------------       -----------------------      -------------------------
     Willard H. Altman, Jr. (1)                $ 7,500                     $ 33,750**

     Donald E. Cantlay (2)                      9,000                       18,000***

     DeWayne W. Moore                           10,000                      20,000***

     Lawrence J. Sheehan                        10,000                       41,000**


  * No pension or retirement benefits are provided to directors of the Fund or the FPA Fund Complex.
 ** Includes compensation from the Fund, two other open-end investment companies, and one closed-end investment company.
*** Includes compensation from the Fund and one other open-end investment company.

(1)  Elected July, 1998.
(2)  Director until May, 1999.

     The following information relates to each executive officer of the Fund who is not a director or a nominee for election as a director of the Fund. Each officer also serves as a director and/or officer of the Adviser and has received employee stock options to acquire shares of United Asset Management Corporation ("UAM"), of which the Adviser is an indirect wholly owned subsidiary. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.


     NAME AND POSITION                        PRINCIPAL OCCUPATION DURING                        OFFICER
       WITH THE FUND                                PAST FIVE YEARS                        AGE    SINCE
---------------------------    ---------------------------------------------------------   ---   --------
Robert L. Rodriguez            Director, Principal and Chief Investment Officer of the      51     1984
(President and Chief           Adviser since March 1996; and director of the
 Investment Officer)           Distributor since March 1996.  Mr. Rodriguez also serves
                               as President and Chief Investment Officer of FPA New
                               Income, Inc.; and as director of Source Capital, Inc.
                               Mr. Rodriguez served as Executive Vice President from
                               January 1996 to March 1996, and as Senior Vice President
                               from February 1993 to January 1996, of the Adviser.

Dennis M. Bryan                Vice President of the Adviser since January 1996.  Mr.       38     1996
(Vice President)               Bryan served as Investment Analyst of the Adviser from
                               July 1993 to January 1996.

Eric S. Ende                   Senior Vice President of the Adviser for more than the       55     1985
(Vice President)               past five years.  Mr. Ende also serves as President and
                               Portfolio Manager of FPA Perennial Fund, Inc.; as
                               Senior Vice President and Chief Investment
                               Officer of Source Capital, Inc.; and as Vice
                               President of FPA New Income, Inc. and of FPA
                               Paramount Fund, Inc.

Janet M. Pitman                Vice President of the Adviser for more than the past         56     1997
(Vice President)               five years.  Ms. Pitman also serves as Vice President of
                               FPA New Income, Inc., of FPA Paramount Fund, Inc., of
                               FPA Perennial Fund, Inc. and of Source Capital, Inc.


     NAME AND POSITION                        PRINCIPAL OCCUPATION DURING                        OFFICER
       WITH THE FUND                                PAST FIVE YEARS                        AGE    SINCE
---------------------------    ---------------------------------------------------------   ---   --------
J. Richard Atwood              Senior Vice President, Chief Financial Officer and           39     1997
(Treasurer)                    Treasurer of the Adviser since January 1997; and Senior
                               Vice President, Chief Financial Officer (since March
                               1998) and Treasurer of the Distributor since January
                               1997.  Mr. Atwood also serves as Treasurer of FPA New
                               Income, Inc., of FPA Paramount Fund, Inc., of FPA
                               Perennial Fund, Inc. and of Source Capital, Inc. Mr.
                               Atwood served as Vice President and Chief Financial
                               Officer of Transamerica Investment Services, Inc. from
                               January 1995 to January 1997; Vice President and
                               Controller of the Adviser from 1988 to January 1995; and
                               Assistant Treasurer of the Distributor from May 1991 to
                               January 1995.

Sherry Sasaki                  Assistant Vice President and Secretary of the Adviser        44     1984
(Secretary)                    for more than the past five years; and Secretary of the
                               Distributor for more than the past five years.  Ms.
                               Sasaki also serves as Secretary of FPA New Income, Inc.,
                               of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc.
                               and of Source Capital, Inc.

              2. CONTINUATION OF THE INVESTMENT ADVISORY AGREEMENT

     First Pacific Advisors, Inc. ("Adviser"), a Massachusetts corporation, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. It provides investment management and advisory services to the Fund pursuant to an investment advisory agreement, dated
August 1, 1994 ("Advisory Agreement"), the continuance of which to September 30, 1994 was approved by shareholders of the Fund on October 19, 1993. The Advisory Agreement provides that it may be renewed from year to year by (i) the Board of Directors of the Fund or by the vote of a majority (as defined in the Act) of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of directors who are not interested persons (as defined in the Act) of the Fund or of the Adviser cast in person at a meeting called for the purpose of voting on such approval. The continuance of the Advisory Agreement through September 30, 2000, has been approved by the Board of Directors and by a majority of the directors who are not interested persons of the Fund or of the Adviser. The Board of Directors recommends approval by shareholders of such continuance. Such approval requires the affirmative vote of (a) 67% or more of the voting securities represented at the meeting, if more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of all outstanding voting securities, whichever is less.

     Under the Advisory Agreement, the Fund retains the Adviser to manage the investment of the Fund's assets, including the placing of orders for the purchase and sale of portfolio securities. The Adviser agrees to obtain and evaluate economic, statistical and financial information to formulate and implement the Fund's investment programs. In addition to providing management and investment advisory services, the Adviser furnishes office space, facilities and equipment. It also compensates all officers and other personnel of the Fund except directors who are not affiliated with the Adviser.

     The Adviser provides at its expense personnel to serve as officers of the Fund and office space, facilities and equipment for managing the affairs of the Fund, subject to cost reimbursement for financial services provided to the Fund as described below. All other expenses incurred in the operation of the Fund are borne by the Fund. Expenses incurred by the Fund include brokerage commissions on portfolio transactions, fees and expenses of directors not affiliated with the Adviser, taxes, transfer agent fees, dividend disbursement and reinvestment and custodian fees, auditing and legal fees, the cost of printing and mailing reports and proxy materials to shareholders, expenses of printing and engraving stock certificates, expense of trade association memberships, premiums for the fidelity bond and errors and omissions insurance maintained by the Fund, and reimbursement of the Adviser's expenses in providing financial services to the Fund as described below.

     For services rendered, the Adviser is paid an investment advisory and management fee. Such fee is payable monthly at the annual rate of 0.75% of the first $50 million, and 0.65% of the excess over $50 million, of the Fund's average net assets. This fee is higher than the fee paid by some other mutual funds. Average net assets are determined by taking the average of all the daily determinations of net assets during a calendar month.

     In addition to the investment advisory and management fee, the Fund reimburses the Adviser monthly for the costs incurred by the Adviser in providing financial services to the Fund including maintaining the accounts, books and other documents which constitute the record forming the basis for the Fund's financial statements, preparing such financial statements and other Fund documents and reports of a financial nature required by federal and state laws, calculating daily net asset value of the Fund, and participating in the production of the Fund's registration statements, prospectuses, proxy solicitation materials and reports to shareholders (including compensation of the Treasurer or other principal financial officer of the Fund, compensation of personnel working under such person's direction and expenses of office space, facilities, and equipment used by such personnel in the performance of their financial services duties to the Fund). However, for any fiscal year, the cost of such financial services paid by the Fund cannot exceed 0.10% of the average daily net assets of the Fund.

     The Advisory Agreement includes a provision for a reduction in the investment advisory and management fee and cost reimbursement paid to the Adviser in the amount by which certain defined operating expenses of the Fund (including such advisory fee and cost reimbursement) for any fiscal year exceed 1.50% of the first $30 million of average net assets of the Fund, plus 1% of the remaining average net assets of the Fund, such values to be taken at the close of business on the last business day of each calendar month. Operating expenses, as defined in the Advisory Agreement, exclude (i) interest, (ii) taxes, (iii) expenditures for brokerage and research services; and (iv) any extraordinary expenses such as those of litigation, merger, reorganization or recapitalization, to the extent such extraordinary expenses are permitted to be excluded by the rules or policies of the states in which shares of the Fund are periodically qualified for sale. All expenditures, including costs incurred in connection with the purchase, holding or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and not as expenses. This expense limitation provision does not require any payment by the Adviser beyond the return of the investment advisory and management fee and cost reimbursement paid to it by the Fund for a fiscal year.

     The Advisory Agreement provides that the Adviser shall have no liability to the Fund or any shareholders of the Fund for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under the Advisory Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or the reckless disregard of its duties under the Advisory Agreement. The Advisory Agreement may be terminated without penalty by the Board of Directors of the Fund or the vote of a majority (as defined in the Act) of the outstanding voting securities of the Fund upon 60 days' written notice to the Adviser or by the Adviser upon like notice to the Fund. The Advisory Agreement will automatically terminate in the event of its assignment, as that term is defined in the Act.

     The recommendation of the Board of Directors that shareholders approve the continuance of the Advisory Agreement is based upon the Board's assessment of the Fund's long-term investment performance and low volatility. Advisory fees were found by the Board to be reasonable in comparison to those paid by the other open-end equity funds in light of the Board's evaluation of the consistency and reliability of the Fund's long-term performance. The Directors also took into consideration the benefits derived by the Fund's Adviser from arrangements under which it receives research services from brokers to whom the Fund's brokerage transactions are allocated, as described below under "Portfolio Transactions and Brokerage."

     For the fiscal year ended March 31, 1999, the Adviser received investment advisory and management fees of $4,508,974, plus reimbursement of $685,996 for costs incurred in providing financial services to the Fund. The Fund's average net assets during such fiscal year were $667,524,587. On September 30, 1999, the Fund's total net assets were $529,963,037.

PORTFOLIO TRANSACTIONS AND BROKERAGE

     Under the Advisory Agreement, the Adviser makes decisions to buy and sell securities for the Fund, selects broker-dealers and negotiates commission rates or net prices. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed better prices and executions are available elsewhere. Portfolio transactions are effected with broker-dealers selected for their abilities to give prompt execution at prices which are favorable to the Fund. If these primary considerations are met, agency transactions for the Fund are typically placed with brokers which provide brokerage and research services to the Fund or the Adviser at commission rates considered to be reasonable, although higher than the lowest brokerage rates available. No formula for such allocation exists. The Fund thus bears the cost of such services. While research services may be useful to supplement other available investment information, the receipt thereof does not necessarily reduce the expenses of the Adviser. The Fund does not pay any mark-up over the market price of securities acquired in principal transactions with dealers. Any solicitation fees which are received by the Adviser in connection with a tender of portfolio securities of the Fund in acceptance of an exchange or tender offer are applied to reduce the advisory fees payable by the Fund.

     The Advisory Agreement includes direct authorization for the Adviser to pay commissions on securities transactions to broker-dealers furnishing research services in an amount higher than the lowest available rate, if the Adviser determines in good faith that the amount is reasonable in relation to the brokerage and research services provided (as required by Section 28(e) of the Securities Exchange Act of 1934), viewed in terms of the particular transaction or the Adviser's overall responsibilities with respect to accounts as to which it exercises investment discretion. The term brokerage and research services is defined to include advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts; and effecting securities transactions, and performing functions incidental thereto, such as clearance, settlement and custody.

     The Adviser also places portfolio transactions for other advisory accounts, including other investment companies. Research services furnished by broker-dealers which effect securities transactions for the Fund may be used by the Adviser in servicing all of its advisory accounts and not all such research services may be used by the Adviser in the management of the Fund's portfolio. Conversely, research services furnished by broker-dealers which effect securities transactions for other advisory accounts may be used by the Adviser in the management of the Fund. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each advisory account. Because the volume and nature of the trading activities of the advisory accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each advisory account for brokerage and research services will vary. In the opinion of the Adviser, however, total commissions paid by the Fund are not disproportionate to the benefits received by it on a continuing basis. During the fiscal year ended March 31, 1999, brokerage commissions paid by the Fund totaled $376,934 of which $328,838 was paid on transactions having a total value of $85,812,772 to broker-dealers selected because of research services provided to the Adviser.

     The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities purchased or sold by the Fund. In making such allocations, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for recommending the investment.

INFORMATION CONCERNING THE ADVISER

     The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to Source Capital, Inc., a publicly traded (closed-end) investment company, which had net assets of $430,419,245 on September 30, 1999. Source Capital, Inc. pays an advisory fee at the annual rate of 0.725% on the first $100 million of its net assets, 0.700% on the next $100 million of its net assets, and 0.675% on any net assets in excess of $200 million. The Adviser also advises FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc. and FPA Crescent Portfolio, open-end investment companies, which had net assets of $531,133,485, $171,219,988, $39,413,480 and $123,913,817, respectively, on September 30, 1999. FPA New
Income, Inc. pays an advisory fee at the annual rate of 0.50% of the average daily net assets. FPA Paramount Fund, Inc. and

FPA Perennial Fund, Inc. each pay advisory fees at the same annual rate as the Fund. FPA Crescent Portfolio pays an advisory fee at the annual rate of 1.00% of its average daily net assets. The Adviser also advises institutional accounts. The Adviser had total assets under management of approximately $3.2 billion at September 30, 1999.

     The Adviser is a wholly owned subsidiary of United Asset Management Holdings, Inc. which is a wholly owned subsidiary of United Asset Management Corporation ("UAM"), which is a holding company principally engaged, through affiliated firms, in providing institutional investment management and acquiring institutional investment management firms. The common stock of UAM is listed on the New York Stock Exchange. No person is known by UAM to own or hold with power to vote 25% or more of the outstanding shares of UAM common stock.

     The directors and principals of the Adviser are the following persons:
Julio J. de Puzo, Jr., Chief Executive Officer of the Adviser; Robert L. Rodriguez, Chief Investment Officer of the Adviser; and William M. Sams. Mr. Sams, 62, serves as President and Chief Investment Officer of FPA Paramount Fund, Inc., and director of the Distributor. The principal occupations of Messrs. de Puzo and Rodriguez are described in the preceding tables. The business address of Messrs. de Puzo, Rodriguez and Sams is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.

DISTRIBUTOR

     FPA Fund Distributors, Inc., 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, a wholly owned subsidiary of the Adviser, acts as the principal distributor of shares of the Fund pursuant to a Distribution Agreement dated August 1, 1994. During the fiscal year ended March 31, 1999, the Distributor received $21,376 in net sales commissions (after reallowance to other dealers) on sales of shares of the Fund.

            3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     Shareholders are requested to ratify the selection by the Board of Directors (including a majority of directors who are not interested persons of the Fund as that term is defined in the Act) of the firm of Ernst & Young LLP as independent auditors for the Fund for the fiscal year ending March 31, 2000. In addition to normal audit services, Ernst & Young LLP provides services in connection with the preparation and review of federal and state tax returns for the Fund. The employment of Ernst & Young LLP is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment without any penalty. Ernst & Young LLP have served as independent auditors for the Fund since 1968. Representatives of Ernst & Young LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

                                4. OTHER MATTERS

     The proxy holders have no present intention of bringing before the meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     The Fund does not expect to hold regular annual meetings of shareholders. Any shareholder who wishes to submit proposals for consideration at a meeting of the Fund's shareholders should send such proposals to the Fund at the address shown above. Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for that meeting. Timely submission of a proposal does not necessarily mean that such proposal will be included.

ADJOURNMENT

     In the event that sufficient votes in favor of the proposals set forth in the Notice of Special Meeting and Proxy Statement are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

                                        By Order of the Board of Directors



                                        SHERRY SASAKI

                                        Secretary
November 18, 1999

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           FPA CAPITAL FUND, INC.

                        STATE STREET BANK & TRUST CO.
                    P.O. BOX 8115, BOSTON, MA 02266-8115

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints WILLARD H. ALTMAN, JR., DEWAYNE W. MOORE and LAWRENCE J. SHEEHAN, and each of them proxies with power of substitution, and hereby authorizes each of them to represent and to vote, as provided on the reverse side, all shares of stock of the above Fund which the undersigned is entitled to vote at the special meeting to be held on Monday, December 20, 1999, and at any adjournments thereof.


--------------------------------------------------------------------------------
         PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

--------------------------------------    --------------------------------------


--------------------------------------    --------------------------------------


--------------------------------------    --------------------------------------

--------------------------------------------------------------------------------

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-----------------------------------------------------------      If no direction is given, this Proxy will be voted for proposals
                  FPA CAPITAL FUND, INC.                         1, 2 and 3.
-----------------------------------------------------------
                                                                 1. Election of Directors. Nominees:               With-   For All
Mark box at right if an address change or comment   /  /                                                     For   hold    Except
has been noted on the reverse side of this card.                    W.H. Altman, Jr.   A.E. Osborne, Jr.     / /    / /     / /
                                                                    D.W. Moore         L.J. Sheehan
                                                                    J.J. de Puzo, Jr.

                                                                    Instruction: If you do not wish your shares voted "For" a
                                                                    particular nominee, mark the "For All Except" box and strike a
CONTROL NUMBER:                                                     line through the name(s) of the nominee(s).  Your shares will be voted for the remaining nominee(s).
                                                                                                             For  Against  Abstain
                                                                 2. Continuation of the Investment Advisory  / /    / /     / /
                                                                    Agreement.

                                                                 3. Selection of Ernst & Young LLP as        / /    / /     / /
                                                                    independent auditors.

                                                                    In their discretion, the Proxies are authorized to vote upon
        Please be sure to            ----------------------         such other business as may properly come before the meeting.
    sign and date this Proxy.        Date
-----------------------------------------------------------         The undersigned acknowledges receipt of the Notice of
                                                                    Special Meeting and Proxy Statement, dated November 1999.

-------------------------  --------------------------------
  Shareholder sign here      Co-owner sign here (if any)            RECORD DATE SHARES:
------------------------------------------------------------------------------------------------------------------------------------